SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrants	[X]
Filed by a Party other than the Registrants	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Investments Dividend and Income Fund, Inc.
Delaware Enhanced Global Dividend and Income Fund
(Name of Registrants as Specified In Their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
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2) Form, Schedule or Registration Statement No.:
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3) Filing Party:
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4) Date Filed:
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Delaware Investments Dividend and Income Fund, Inc.
Delaware Enhanced Global Dividend and Income Fund

IMPORTANT NOTICE:

It’s YOUR investment.
Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning important proposals affecting your fund(s), which will be considered at a Joint Annual Meeting of Shareholders of the fund(s) on August 21, 2019.

We are sending you this reminder because you held shares in the fund(s) on the record date and we have not yet received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card.  Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s) then return them in the enclosed postage-paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully. A copy can be viewed or downloaded from https://www.delawarefunds.com/ceproxy.  If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll-free at 1-888-456-7566.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

R1_30735_P26810

CFS Only Proxy Call Flow – Voting Campaigns

Hello, I am trying to reach < SH Full Name >. Is he/she available?
If yes, confirm SH identity
Who's Calling? (prior to confirming SH)
My name is < First Name, Last name > and I am calling on a recorded line regarding your investment in < Specific Fund Name >. Use Alternate Scripting (trust, custodian) if appropriate
Materials were sent to you regarding the upcoming shareholder meeting and at this time we have not received your vote. The Board is recommending a vote < recommendation >. Would you like to vote along with the recommendations of the Board?
My name is < First name, Last name > and I'm calling on a recorded line regarding the upcoming < Fund Family Name > shareholder meeting. Is < SH Full Name > available?
If yes
If no
Is there a better time to reach them?
If yes / If vote direction is given
If No / SH Declines to Vote
If Households for same SH: I see you have additional investments with the < Fund Family >. Would you like to vote the same way on those investments?
< Use Appropriate Rebuttal followed by> Would you like to vote along with the recommendations of the Board?
Vote direction is given
SH Declines to Vote after rebuttals
Thank you. I am recording a < For / Against / Abstain > vote on your < Fund Family name > investment(s) and will send a printed confirmation <for each> to < Registration Street address >.
For confirmation purposes, may I have your city, state and zip code?
< If appropriate >
We can be reached at < Campaign Toll Free Number > and are available weekdays between 9am and 11 EST and between < noon > and < 6pm > EST on Saturday.
Thank you for your time. Have a great < day / evening >.
For BEN Shareholders Only: Thank you. When you receive the confirmation, please feel free to call us at 1-866-962-7225 if you have any concerns about your telephone vote.
Thank you for your time and your vote. Have a great < day / evening >.
If Households for additional SHs: Thank you. I see that < Other SH Name > also holds this investment. May I speak to them?
If yes
If no

19-Dec-13